WINTHROP REALTY TRUST

AT THE COMPANY
Peter Braverman
(617) 570-4614

         WINTHROP REALTY TRUST INCREASES QUARTERLY DIVIDEND TO $.065 PER
                       COMMON SHARE OF BENEFICIAL INTEREST

      Boston, Massachusetts- August 2, 2007-Winthrop Realty Trust (NYSE:FUR) announced that its board of trustees has approved an increase of the quarterly dividend payable on its common shares of beneficial interest to $.065 per share or $.26 per share on an annual basis. The increased dividend will be effective commencing with the dividend paid for the third quarter of 2007.

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      Winthrop Realty Trust is a NYSE-listed real estate investment trust (REIT)
headquartered in Boston, Massachusetts. Additional information on Winthrop
Realty Trust is available on its Web site at www.winthropreit.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. With the exception of the historical information contained in this news release, the matters described herein contain "forward-looking" statements that involve risk and uncertainties that may individually or collectively impact the matters herein described. These are detailed from time to time in the "Risk Factors" section of the Company's SEC reports. Further information relating to the Company's financial position, results of operations, and investor information is contained in our annual and quarterly reports filed with the SEC and available for download at our website www.winthropreit.com or at the SEC website www.sec.gov.